UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): January 30, 2009

NANOPHASE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-22333

Delaware	36-3687863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of Principal Executive Offices, Including Zip Code)

(630) 771-6700

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under “Item 3.03 Material Modification to Rights of Securities Holders” is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On January 30, 2009, the Company entered into an Amended and Restated Rights Agreement between the Company and Mellon Investor Services LLC (the “Amended and Restated Rights Agreement”), which amends and restates in its entirety the Rights Agreement, dated as of October 28, 1998, between the Company and LaSalle National Bank, as amended (the “Original Rights Agreement”). The Original Rights Agreement was amended and restated to appoint Mellon Investor Services LLC as the successor Rights Agent to LaSalle National Bank and to make certain conforming changes. No other material changes were made.

The Amended and Restated Rights Agreement is filed hereto as Exhibit 4.1 and is incorporated herein by reference. The preceding description thereof is not intended to be complete and is qualified in all respects by reference to the full text of the Amended and Restated Rights Agreement.

Item 9.01.	Financial States and Exhibits.

Exhibit 4.1	Amended and Restated Rights Agreement, dated as of January 30, 2009, by and between the Company and Mellon Investor Services LLC

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanophase Technologies Corporation

Date: February 3, 2009	By:	/s/ JESS JANKOWSKI
JESS JANKOWSKI
Chief Financial Officer

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